UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 3, 2012

CORNERSTONE REALTY FUND, LLC
(Exact name of registrant as specified in its charter)

California	000-51868	33-0827161
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1920 Main Street., Suite 400 Irvine, California 92614
(Address of principal executive offices)

(949) 852-1007
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2012, Sharon C. Kaiser notified Cornerstone Ventures, Inc. (“CVI”), which is the manager of the managing member of Cornerstone Realty Fund, LLC (the “Company”), of her decision to resign, effective immediately, as the Chief Financial Officer of CVI, Cornerstone Industrial Properties, LLC, Cornerstone Realty Advisors, LLC, CIP Leveraged Fund Advisors, LLC, Cornerstone Leveraged Realty Advisors, LLC and the Cornerstone Healthcare Real Estate Fund, Inc.  Ms. Kaiser resigned to pursue another business opportunity.  Prior to her resignation, by virtue of her position as Chief Financial Officer of CVI, Ms. Kaiser performed the functions of the Principal Financial Officer and Principal Accounting Officer of the Company.  Effective January [4], 2012, Terry G. Roussel, the Company’s Principal Executive Officer, has assumed responsibility for performing the functions of the Company’s  Principal Financial Officer and Principal Accounting Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE REALTY FUND, LLC

By:	CORNERSTONE INDUSTRIAL PROPERTIES, LLC
Its Managing Member

	By:	CORNERSTONE VENTURES, INC.
Its Manager

Dated: January 9, 2012		By:	/s/ Terry G. Roussel
Terry G. Roussel, President (Principal Executive Officer and Principal Financial Officer)